                                                                     EXHIBIT 4.1

                   -----------------------------------------------
                   -----------------------------------------------


                                   NORDSTROM, INC.


                                          TO

                     NORWEST BANK COLORADO, NATIONAL ASSOCIATION

                                       TRUSTEE



                                      ----------



                                      INDENTURE

                          DATED AS OF                 , 1998
                                   ----------------


                                      ----------



                                     $300,000,000

                                % SENIOR DEBENTURES DUE      ,2028
                                                        ----


                   -----------------------------------------------
                   -----------------------------------------------

                                   NORDSTROM, INC.

                                   -------------
                       RECONCILIATION AND TIE BETWEEN INDENTURE
                          DATED AS OF                , 1998
                                      ---------------
                                         AND
                             TRUST INDENTURE ACT OF 1939

TRUST INDENTURE ACT                                                   INDENTURE
SECTION                                                                 SECTION
-------                                                                 -------
Section  310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 609
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 609
     (a)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
     (a)(4). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 608
                                                                           610
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
Section  311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 613(a)
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 613(b)
     (b)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703(a)
                                                                         703(b)
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
Section  312(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 701
                                                                         702(a)
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 702(b)
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 702(c)
Section  313(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703(a)
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703(b)
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703(a)
                                                                         703(b)
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703(c)
Section  314(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 704
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
     (c)(1). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
     (c)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
     (c)(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Section  315(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601(a)
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 602
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 514
Section  316(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
     (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 502
                                                                           512


     (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 513
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 508
Section  317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 503
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 504
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1003
Section  318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107


Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                  TABLE OF CONTENTS


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8


ARTICLE ONE  -  DEFINITIONS AND OTHER PROVISIONS OF GENERAL
  APPLICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      SECTION 101.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . 8
           ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
           AFFILIATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
           AUTHENTICATING AGENT. . . . . . . . . . . . . . . . . . . . . . . 9
           BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . 9
           BOARD RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . 9
           BUSINESS DAY. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
           COMMISSION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
           COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
           COMPANY REQUEST AND COMPANY ORDER . . . . . . . . . . . . . . . . 9
           CONSOLIDATED NET ASSETS . . . . . . . . . . . . . . . . . . . . . 9
           CORPORATE TRUST OFFICE. . . . . . . . . . . . . . . . . . . . . . 9
           DEBENTURE REGISTER AND DEBENTURE REGISTRAR. . . . . . . . . . . .10
           DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . . . . . . .10
           DEPOSITARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
           EVENT OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .10
           GLOBAL DEBENTURE. . . . . . . . . . . . . . . . . . . . . . . . .10
           HOLDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
           INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
           INTEREST PAYMENT DATE . . . . . . . . . . . . . . . . . . . . . .10
           MATURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
           MORTGAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
           OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . . . . . .10
           OPERATING PROPERTY. . . . . . . . . . . . . . . . . . . . . . . .10
           OPINION OF COUNSEL. . . . . . . . . . . . . . . . . . . . . . . .11
           OUTSTANDING . . . . . . . . . . . . . . . . . . . . . . . . . . .11
           PAYING AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . .11
           PERSON. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
           PLACE OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . .11
           PREDECESSOR DEBENTURES. . . . . . . . . . . . . . . . . . . . . .11
           REGULAR RECORD DATE . . . . . . . . . . . . . . . . . . . . . . .12
           RESPONSIBLE OFFICER . . . . . . . . . . . . . . . . . . . . . . .12
           RESTRICTED SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . .12
           SPECIAL RECORD DATE . . . . . . . . . . . . . . . . . . . . . . .12
           STATED MATURITY . . . . . . . . . . . . . . . . . . . . . . . . .12
           SUBSIDIARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .12

           TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
           TRUST INDENTURE ACT or TIA. . . . . . . . . . . . . . . . . . . .12
           VICE PRESIDENT. . . . . . . . . . . . . . . . . . . . . . . . . .12
      SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS . . . . . . . . . .13
      SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE . . . . . . . . .13
      SECTION 104.  ACTS OF HOLDERS. . . . . . . . . . . . . . . . . . . . .14
      SECTION 105.  NOTICES, ETC., TO TRUSTEE AND COMPANY. . . . . . . . . .14
      SECTION 106.  NOTICES TO HOLDERS; WAIVER . . . . . . . . . . . . . . .15
      SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT. . . . . . . . . . . .15
      SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS . . . . . . . .15
      SECTION 109.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . .15
      SECTION 110.  SEPARABILITY CLAUSE. . . . . . . . . . . . . . . . . . .16
      SECTION 111.  BENEFITS OF INDENTURE. . . . . . . . . . . . . . . . . .16
      SECTION 112.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . .16
      SECTION 113.  LEGAL HOLIDAYS . . . . . . . . . . . . . . . . . . . . .16


ARTICLE TWO  -  DEBENTURE FORM . . . . . . . . . . . . . . . . . . . . . . .16
      SECTION 201.  FORM GENERALLY . . . . . . . . . . . . . . . . . . . . .16
      SECTION 202.  FORM OF FACE OF DEBENTURE. . . . . . . . . . . . . . . .17
      SECTION 203.  FORM OF REVERSE OF DEBENTURE . . . . . . . . . . . . . .18
      SECTION 204.  FORM OF CERTIFICATE OF AUTHENTICATION. . . . . . . . . .19
      SECTION 205.  ADDITIONAL PROVISIONS REQUIRED IN GLOBAL DEBENTURE . . .20


ARTICLE THREE  -  THE DEBENTURES . . . . . . . . . . . . . . . . . . . . . .20
      SECTION 301.  TITLE AND TERMS. . . . . . . . . . . . . . . . . . . . .20
      SECTION 302.  DENOMINATIONS. . . . . . . . . . . . . . . . . . . . . .21
      SECTION 303.  EXECUTION, AUTHENTICATION AND DELIVERY . . . . . . . . .21
      SECTION 304.  TEMPORARY DEBENTURES . . . . . . . . . . . . . . . . . .22
      SECTION 305.  REGISTRATION, TRANSFER AND EXCHANGE. . . . . . . . . . .22
      SECTION 306.  MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES. . . . .23
      SECTION 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED . . . . .24
      SECTION 308.  PERSONS DEEMED OWNERS. . . . . . . . . . . . . . . . . .25
      SECTION 309.  CANCELLATION . . . . . . . . . . . . . . . . . . . . . .25


ARTICLE FOUR  -  SATISFACTION AND DISCHARGE. . . . . . . . . . . . . . . . .26
      SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . . .26
      SECTION 402.  APPLICATION OF TRUST MONEY . . . . . . . . . . . . . . .27
      SECTION 403.  REPAYMENT TO COMPANY . . . . . . . . . . . . . . . . . .27
      SECTION 404.  REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . .27


ARTICLE FIVE  -  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . .27
      SECTION 501.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . .27

      SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT . . .28
      SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR
           ENFORCEMENT BY TRUSTEE. . . . . . . . . . . . . . . . . . . . . .29
      SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . .29
      SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
           DEBENTURES. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
      SECTION 506.  APPLICATION OF MONEY COLLECTED . . . . . . . . . . . . .30
      SECTION 507.  LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . .31
      SECTION 508.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
           PRINCIPAL, PREMIUM AND INTEREST.. . . . . . . . . . . . . . . . .31
      SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES . . . . . . . . . . .31
      SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE . . . . . . . . . . . . .32
      SECTION 511.  DELAY OR OMISSION NOT WAIVER . . . . . . . . . . . . . .32
      SECTION 512.  CONTROL BY HOLDERS . . . . . . . . . . . . . . . . . . .32
      SECTION 513.  WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . .33
      SECTION 514.  UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . .33
      SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS . . . . . . . . . . . .34


ARTICLE SIX  -  THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .34
      SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES. . . . . . . . . . .34
      SECTION 602.  NOTICE OF DEFAULTS . . . . . . . . . . . . . . . . . . .35
      SECTION 603.  CERTAIN RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . .35
      SECTION 604.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE
           OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . .36
      SECTION 605.  MAY HOLD DEBENTURES. . . . . . . . . . . . . . . . . . .36
      SECTION 606.  MONEY HELD IN TRUST. . . . . . . . . . . . . . . . . . .36
      SECTION 607.  COMPENSATION AND REIMBURSEMENT . . . . . . . . . . . . .37
      SECTION 608.  DISQUALIFICATION; CONFLICTING INTERESTS. . . . . . . . .37
      SECTION 609.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. . . . . . . . .37
      SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. . . .37
      SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR . . . . . . . . .39
      SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION
           TO BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . .39
      SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. . . .39
      SECTION 614.  APPOINTMENT OF AUTHENTICATING AGENT. . . . . . . . . . .39


ARTICLE SEVEN  -  HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY. . . . .41
      SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES
           OF HOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .41
      SECTION 702.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO
           HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
      SECTION 703.  REPORTS BY TRUSTEE . . . . . . . . . . . . . . . . . . .42
      SECTION 704.  REPORTS BY COMPANY . . . . . . . . . . . . . . . . . . .42


ARTICLE EIGHT  -  CONSOLIDATION, MERGER, CONVEYANCE
           OR TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . .42
      SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS . .42
      SECTION 802.  SUCCESSOR CORPORATION SUBSTITUTED. . . . . . . . . . . .43

ARTICLE NINE  -  SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . .43
      SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS . . .43
      SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. . . . .44
      SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES . . . . . . . . . .44
      SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . .45
      SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT. . . . . . . . . . .45
      SECTION 906.  REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES . . .45


ARTICLE TEN  -  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .45
      SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. . . . . . .45
      SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . .45
      SECTION 1003.  MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST. . . .46
      SECTION 1004.  CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . .47
      SECTION 1005.  LIMITATIONS ON LIENS. . . . . . . . . . . . . . . . . .47
      SECTION 1006.  STATEMENT AS TO COMPLIANCE. . . . . . . . . . . . . . .48
      SECTION 1007.  WAIVER OF CERTAIN COVENANTS . . . . . . . . . . . . . .48

INDENTURE, dated as of ____________, 1998, between NORDSTROM, INC., a Washington corporation (hereinafter called the "Company") having its principal office at 1501 Fifth Avenue, Seattle, Washington, and Norwest Bank Colorado, National Association, a national banking association duly organized and existing under the laws of the United States (hereinafter called the "Trustee").

                               RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its debentures (hereinafter called the "Debentures") of substantially the tenor and of the amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                                     ARTICLE ONE
               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101.  DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them from time to time in accordance with generally accepted accounting principles; and

     (4) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

     (5) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "ACT," when used with respect to any Holders has the meaning specified in
Section 104.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AUTHENTICATING AGENT" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

     "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Place of Payment are authorized or obligated by law to close.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "COMPANY REQUEST" and "COMPANY ORDER" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board of Directors, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, Secretary, or an Assistant Secretary, and delivered to the Trustee.

     "CONSOLIDATED NET ASSETS" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (ii) all Investments in Subsidiaries other than Restricted Subsidiaries, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with generally accepted accounting principles.

     "CORPORATE TRUST OFFICE" means the principal office of the Trustee in the City of Denver, State of Colorado, at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at 1740 Broadway, Denver, Colorado 80264, except that with respect to the presentation of Debentures for payment or for registration of transfer or exchange and the location of the Debenture Registrar, such term means the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

     "DEBENTURE REGISTER" and "DEBENTURE REGISTRAR" have the respective meanings specified in Section 305.

     "DEFAULTED INTEREST" has the meaning specified in Section 307.

     "DEPOSITARY" means, with respect to Debentures issued in the form of one or more Global Debentures, the Person designated as Depositary for such Debentures by the Company pursuant to Section 301, which Person shall be a clearing agency registered under the Securities Exchange Act of 1934.

     "EVENT OF DEFAULT" has the meaning specified in Article Five.

     "GLOBAL DEBENTURE" means a Debenture in the form prescribed in Section 205, issued to the Depositary or its nominee, and registered in the name of such Depositary or such nominee.

     "HOLDER" means a Person in whose name a Debenture is registered in the Debenture Register.

     "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Debentures.

     "MATURITY" when used with respect to any Debenture means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

     "MORTGAGE" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors, a President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "OPERATING PROPERTY" means any real property or equipment located within the United States and owned by, or leased to, the Company or any of its Subsidiaries that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of Consolidated Net Assets.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, or who may be other counsel, acceptable to the Trustee.

     "OUTSTANDING" when used with respect to Debentures means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

          (i) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Debentures for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; and

          (iii) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Debentures Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor.

     "PAYING AGENT" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PLACE OF PAYMENT" means a city or any political subdivision thereof designated as such in Article Three.

     "PREDECESSOR DEBENTURES" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and for the purposes of this definition, any Debenture authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

     "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the date specified in Section 202.

     "RESPONSIBLE OFFICER" when used with respect to the Trustee means the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of the Executive Committee of the Board of Directors, a President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurers, the Cashier; any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that owns any Operating Property.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "STATED MATURITY" when used with respect to any Debenture or any installment of interest thereon means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

     "SUBSIDIARY" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by the Company or by one or more Subsidiaries thereof, or by the Company and one or more Subsidiaries.

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument is executed or as hereafter amended.

     "VICE PRESIDENT" when used with respect to the Company or Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title "Vice President".

     SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

     Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104.  ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing or by any Person duly authorized by means of any certification, proxy or other authorization furnished by a Depositary; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or, in the case of the Depositary, furnishing the written certification, proxy or other authorization pursuant to which such instrument or instruments are signed.
Proof of execution of any such instrument or of a writing appointing any such agent, or authorizing any such Person or any such written certification or proxy, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner the Trustee deems sufficient and the Trustee may in any instance require proof with respect to any of the matters referred to in this Section.

     (c)  The ownership of Debentures shall be proved by the Debenture Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Security Registrar, any Paying Agent, or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

     SECTION 105.  NOTICES, ETC., TO TRUSTEE AND COMPANY.

     Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
     Corporate Trust and Escrow Services, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Secretary at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 106.  NOTICES TO HOLDERS; WAIVER.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears on the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not received by any particular Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT.

     If any provision hereof limits, qualifies or conflicts with any of the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

     SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 109.  SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 110.  SEPARABILITY CLAUSE.

     In case any provision of this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 111.  BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar, or any Authenticating Agent and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 112.  GOVERNING LAW.

     This Indenture and the Debentures shall be construed in accordance with and governed by the laws of the State of Washington.

     SECTION 113.  LEGAL HOLIDAYS.

     In any case where any Interest Payment Date or the Stated Maturity of any Debenture, or any date upon which any Defaulted Interest is proposed to be paid, shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, or at the Stated Maturity, the date for payment of Defaulted Interest, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                     ARTICLE TWO
                                    DEBENTURE FORM

     SECTION 201.  FORM GENERALLY.

     The Debentures and the certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

     The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted, all as determined by the officers executing such Debentures.

     SECTION 202.  FORM OF FACE OF DEBENTURE.

                                   NORDSTROM, INC.
                               % SENIOR DEBENTURE DUE 2028
                         ---

$                                                                          No
 -----                                                                       ---

     NORDSTROM, INC., a Washington corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ______________ Dollars on ____________, 2028 and to pay interest thereon, semiannually on March 15 and September 15 in each year, at the rate of ____% per annum, until the principal hereof is paid or made available for payment, such interest to be payable from ________________, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The interest so payable on any March 15 or September 15 will be, subject to certain exceptions provided for in the Indenture referred to on the reverse hereof, paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on March 1 or September 1, as the case may be, next preceding such March 15 or September 15. Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company in the City of Seattle, State of Washington, or in the Borough of Manhattan, the City of New York, or in the City of Denver, State of Colorado, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture Register.

     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture, or any Authenticating Agent, by the manual signature of one of its authorized officers, this Debenture shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under a facsimile of its corporate seal.

Dated:

                                             NORDSTROM, INC.



                                             By
                                               ---------------------------

[Seal]

Attest:


-------------------------
Secretary

     SECTION 203.  FORM OF REVERSE OF DEBENTURE.

                                   NORDSTROM, INC.
                    % SENIOR DEBENTURE DUE 2028
                 ---

     THIS DEBENTURE is one of a duly authorized issue of Debentures of the Company designated as its ___% Senior Debentures Due 2028 (herein called the "Debentures"), limited in aggregate principal amount to $300,000,000, issued and to be issued under an indenture dated as of __________________, 1998 (herein called the "Indenture"), between the Company and Norwest Bank Colorado, National Association, as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered.

     The Debentures will rank equally with all unsecured and unsubordinated indebtedness of the Company and this Debenture is issued subject to such provisions of the Indenture.

     If an Event of Default (as defined in the Indenture) shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Debentures, by written consent to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the City of Seattle, State of Washington, or in the Borough of Manhattan, the City of New York, or in the City of Denver, State of Colorado, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Debentures are issuable only as registered Debentures without coupons in denominations of $1,000 and any integral multiple thereof approved by the Company. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of new Debentures of authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company may deem and treat the Person in whose name this Debenture is registered as the absolute owner hereof for all purposes whether or not this Debenture be overdue, and neither the Company, nor the Trustee, nor any agent of the Company shall be affected by notice to the contrary. No recourse shall be had for the payment of the principal (or premium of) or interest on this Debenture or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, personally, against any organizer, stockholder, officer or director, as such, past, present or future, of the Company or any successor or predecessor whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof expressly waived and released to the fullest extent permitted by law.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Debenture, including without limitation the obligation of the Company contained herein to pay principal of and interest on this Debenture in accordance with the terms hereof and of the Indenture, shall be construed in accordance with and governed by the laws of the State of Washington.


     SECTION 204.  FORM OF CERTIFICATE OF AUTHENTICATION.

   This is one of the Debentures           NORWEST BANK COLORADO, NATIONAL
described in the within-mentioned          ASSOCIATION
Indenture.

                                           By
                                             ----------------------------------
                                              Authorized Officer

     SECTION 205.  ADDITIONAL PROVISIONS REQUIRED IN GLOBAL DEBENTURE.

     Any Global Debenture issued hereunder shall bear a legend as follows:

     This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of Depositary. This Global Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

In addition, such Global Debenture shall contain the following provision:

     This Debenture is a Global Debenture and shall be exchangeable, in whole but not in part, for Debentures registered in the names of Persons other than the Depositary with respect to this Global Debenture or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Debenture or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order that this Global Debenture shall be exchangeable, or (z) there shall have occurred and be continuing an Event of Default with respect to the Debentures. If this Global Debenture is exchangeable pursuant to the preceding sentence it shall be exchangeable for Debentures issued in denominations of $1,000 and any integral multiple thereof (or such other denominations and integral multiples thereof specified as contemplated by Section 301), registered in such names as the Depositary shall direct.


                                    ARTICLE THREE
                                    THE DEBENTURES

     SECTION 301.  TITLE AND TERMS.

     The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $300,000,000 except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debentures pursuant to Section 304, 305, 306 or 906.

     The Debentures shall be known and designated as the "___% SENIOR DEBENTURES DUE 2028" of the Company. Their Stated Maturity shall be March 15, 2028 and they shall bear interest at the rate of ______________ percent (____%) per annum from ______________, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on September 15 and March 15 commencing September 15, 1998, until the principal thereof is paid or made available for payment.

     The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Company in the City of Seattle, State of Washington, or in the Borough of Manhattan, The City of New York or in the City of Denver, State of Colorado (the "Place of Payment"); PROVIDED, HOWEVER, that unless the Debenture is a Global Debenture interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Debenture Register.

     SECTION 302.  DENOMINATIONS.

     The Debentures may be issued in denominations of $1,000 and any integral multiple thereof approved by the Company.

     SECTION 303.  EXECUTION, AUTHENTICATION AND DELIVERY.

     The Debentures shall be executed on behalf of the Company by its Chairman of the Board, one of its Presidents or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

     Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures, together with a Company Order executed by the Company to the Trustee or an Authenticating Agent, for the authentication and delivery of such Debentures; and the Trustee shall authenticate and deliver such Debentures as provided in such Company Order.

     Each Debenture shall be dated the date of its authentication.

     No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein, executed by the Trustee or an Authenticating Agent by the manual signature of one of its authorized officers, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

     SECTION 304.  TEMPORARY DEBENTURES.

     Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee or an Authenticating Agent shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

     If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company at a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

     SECTION 305.  REGISTRATION, TRANSFER AND EXCHANGE.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (herein sometimes referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and registration of transfers of Debentures as herein provided. The Trustee is hereby appointed "DEBENTURE REGISTRAR" for the purpose of registering Debentures and transfers of Debentures as herein provided.

     Upon surrender for registration of transfer of any Debenture at the designated office or agency of the Company at a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of a like tenor, aggregate principal amount and Stated Maturity, all as requested by the transferor.

     At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like tenor, aggregate principal amount and Stated Maturity, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

     All Debentures issued upon registration of transfer of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered for such registration of transfer.

     Every Debenture presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 304 or 906 not involving any transfer.

     Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, Global Debentures shall be exchangeable, in whole but not in part, pursuant to this Section for Debentures registered in the names of Persons other than the Depositary or its nominee only as provided in this paragraph. A Global Debenture shall be exchangeable pursuant to this Section if
(x) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (y) the Company executes and delivers to the Trustee a Company Order that such Global Debenture shall be so exchangeable, or (z) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Debentures. Any Global Debenture that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures issuable in denominations of $1,000 and any integral multiple thereof (or such denominations and integral multiples thereof specified as contemplated by Section 301), registered in such names as the Depositary for such Global Debentures shall direct.

     Notwithstanding any other provision of this Section, a Global Debenture may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

     SECTION 306.  MUTILATED, DESTROYED, LOST OR STOLEN DEBENTURES.

     A mutilated Debenture may be surrendered and thereupon the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor, principal amount and Stated Maturity, and bearing a number not contemporaneously outstanding.

     If there be delivered to the Company and to the Trustee

          (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture, and

          (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless,

then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee or an Authenticating Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor, principal amount and Stated Maturity, and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

     Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

     SECTION 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest at the office or agency maintained for such purpose pursuant to Section 1002, provided, however, that at the option of the Company, any interest on any Debenture that is not a Global Debenture may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

     Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted

     Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

     SECTION 308.  PERSONS DEEMED OWNERS.

     Prior to due presentment for registration of transfer, the Company, the Trustee, any Paying Agent, any Authenticating Agent and any other agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Debenture and for all other purposes whatsoever whether or not such Debenture be overdue, and neither the Company, nor the Trustee, any Paying Agent, any Authenticating Agent nor any other agent of the Company or the Trustee shall be affected by notice to the contrary.

     No holder of any beneficial interest in any Global Debenture held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Debenture, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interest, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Debenture.

     SECTION 309.  CANCELLATION.

     All Debentures surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless the Company shall direct that such canceled Debentures be returned to it.


                                     ARTICLE FOUR
                              SATISFACTION AND DISCHARGE

     SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, transfer or exchange of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1) either

          (A) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Debentures money for whose payment has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

          (B) all such Debentures not theretofore delivered to the Trustee for cancellation

                 (i)     have become due and payable, or

                 (ii) will become due and payable at their Stated Maturity within one year and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire Indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Debentures which have become due and payable), or to the Stated Maturity, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 402.  APPLICATION OF TRUST MONEY.

     The Trustee or Paying Agent shall hold in trust money deposited with it pursuant to Section 401 and shall apply the deposited money in accordance with this Indenture to the payment of principal and premium, if any, and interest on the Debenture.

     SECTION 403.  REPAYMENT TO COMPANY.

     Subject to Section 401, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time including any such excess money as shall result from interest earned on the money held by the Trustee or Paying Agent.

     SECTION 404.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 401, PROVIDED, that if the Company has made any payment of principal of, premium, if any, or interest on any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.


                                     ARTICLE FIVE
                                       REMEDIES

     SECTION 501.  EVENT OF DEFAULT.

     "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body,

          (1) default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity; or

          (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

          (4) the entry of an order or decree, by a court having jurisdiction in the premises, for relief against the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of such order or decree unstayed and in effect for a period of 60 consecutive days; or

          (5) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the entry of an order for relief against it in any involuntary case or proceeding under any such law, or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure of it generally to pay its debts as they become due, or the admission by it in writing of such failure, or the taking of any corporate action by the Company in furtherance of any such action.

     SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Debentures Outstanding may declare the principal of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become immediately due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Debentures Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                 (A)     all overdue interest on all Debentures,

                 (B) the principal of (and premium, if any) on any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures,

                 (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Debentures, and

                 (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

          (2) all Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 503.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                   TRUSTEE.

     The Company covenants that if

          (1) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to, the extent that payment of such interest shall be legally enforceable, overdue interest, at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, custodian, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES.

     All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures.

     SECTION 506.  APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST:  To the payment of all amounts due the Trustee under Section 607;

     SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Debentures ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures, for principal (and premium, if any) and interest, if any, respectively; and

     THIRD:  The balance, if any, to the Person or Persons entitled thereto.

     SECTION 507.  LIMITATION ON SUITS.

     No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debentures.

     SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Debenture on the Stated Maturity expressed in such Debenture and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Holder.

     SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided herein with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511.  DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 512.  CONTROL BY HOLDERS.

     The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Debentures all or part of which is represented by a Global Debenture, a record date shall be established for determining Holders of Outstanding Debentures entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holder on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; PROVIDED, that unless the Holders of a majority in principal amount of the Outstanding Debentures shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 512.

     SECTION 513.  WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest, if any, on any Debenture, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, or to retract (prior to the requisite percentage for such waiver to become effective having been obtained) any such waiver previously given, whether or not such Holders remain Holders after such record date; provided, that such waiver shall be effected no later than the 90th day after such record date.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 514.  UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debenture on or after the Stated Maturity expressed in such Debenture.

     SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                     ARTICLE SIX
                                     THE TRUSTEE

     SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

     (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 602.  NOTICE OF DEFAULTS.

     Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Debenture Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and PROVIDED, FURTHER, that in the case of any default of the character specified in Section 501(3) no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "DEFAULT" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

     Except as otherwise provided in Section 601:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed and presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney, including any Authenticating Agent, appointed with due care by it hereunder.

     SECTION 604.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES.

     The recitals contained herein and in the Debentures, except the certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Debentures or the proceeds thereof.

     SECTION 605.  MAY HOLD DEBENTURES.

     The Trustee, any Authenticating Agent, any Paying Agent, the Debenture Registrar or any other agent of the Company or the Trustee, in their individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Debenture Registrar or such other agent.

     SECTION 606.  MONEY HELD IN TRUST.

     Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall have any liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 607.  COMPENSATION AND REIMBURSEMENT.

     The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

     SECTION 608.  DISQUALIFICATION; CONFLICTING INTERESTS.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     SECTION 609.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

     (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 608(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Holders of Debentures as their names and addresses appear in the Debenture Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges due hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the lien, if any, provided for in
Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

     SECTION 613.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding collection of claims against the Company (or any such other obligor).

     SECTION 614.  APPOINTMENT OF AUTHENTICATING AGENT.

     At any time after the execution of this Indenture, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate and deliver Debentures to be originally issued under this Indenture and Debentures so authenticated and delivered shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an

Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

     The Trustee may from time to time appoint one or more Authenticating Agents which shall be acceptable to the Company and may from time to time rescind such appointments. Each Authenticating Agent shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States or of any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first class mail, postage prepaid, to all Holders, as their names and addresses appear on the Debenture Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments under and subject to the provisions of Section 607.

     Pursuant to each appointment made under this Section, the Debentures may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

     This is one of the Debentures described in the within-mentioned Indenture.


                                     NORWEST BANK COLORADO, NATIONAL
                                     ASSOCIATION, as Trustee


                                     By[print name of Authenticating Agent]
                                       -----------------------------------------
                                            As Authenticating Agent
                                            for the Trustee





                                            By:
                                               ---------------------------------
                                                   Authorized Officer


                                    ARTICLE SEVEN
                  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

     The Company will furnish or cause to be furnished to the Trustee

     (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee as to the names and addresses of the Holders as of such Regular Record Date; and

     (b) at such other times as the Trustee may request in writing, promptly, and in any event, not later than 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from such list, if the Trustee shall then be the Debenture Registrar, names and addresses received by the Trustee in such capacity;

     provided, that in the case of (a) and (b) above, any such list may exclude names and addresses received by the Trustee in its capacity of Debenture Registrar.

     SECTION 702.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses received by the Trustee in its capacity as Debenture Registrar or Paying Agent, if so acting. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new complete list so furnished.

     (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

     SECTION 703.  REPORTS BY TRUSTEE.

     (a) Within 60 days after each May 15, beginning with May 15, 1998, the Trustee shall mail to each Holder as provided in Section 313(c) of the Trust Indenture Act a brief report, dated as of such May 15, that complies with
Section 313(a) of the Trust Indenture Act, if required by Section 313(a) of the Trust Indenture Act.

     SECTION 704.  REPORTS BY COMPANY.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so filed with the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                    ARTICLE EIGHT
                    CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     SECTION 801.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and shall, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both would become an Event of Default, shall have happened and be continuing; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedents herein provided for relating to such transaction have been complied with.

     SECTION 802.  SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "COMPANY" in the first paragraph of this Indenture for any successor corporation which shall theretofore become such in the manner prescribed in Section 801) shall be discharged from all liability under this Indenture and in respect of the Debentures and may be dissolved and liquidated.


                                     ARTICLE NINE
                               SUPPLEMENTAL INDENTURES

     SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

     Without the consent of any Holder, the Company when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

          (2) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED such action shall not adversely affect the interests of the Holders in any material respect; or

          (4) to evidence and provide for the acceptance of the appointment hereunder by a successor Trustee pursuant to Section 611; or

          (5) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to maintain the qualification of this Indenture under the TIA, or under any similar Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the TIA.

     SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

     With the consent of the Holders of not less than a majority of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon, or change any place of payment where, or the coin or currency in which, any Debenture or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

          (2) modify any of the provisions of Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture the Trustee shall be entitled to receive and (subject to Section 601) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURE.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

     SECTION 906.  REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES.

     Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent in exchange for Outstanding Debentures.


                                     ARTICLE TEN
                                      COVENANTS

     SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

     SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain an office or agency in each Place of Payment where Debentures may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served, provided, however, that at the option of the Company, payment of interest on Debentures other than Global Debentures may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     SECTION 1003.  MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any money deposited with any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if, any, on any Debenture and remaining unclaimed for six years after such principal (and premium, if any) or interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of any such Debenture shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in each Place of Payment with respect to Debentures, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company.

     SECTION 1004.  CORPORATE EXISTENCE.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the rights (charter and statutory) and franchises of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such corporate existence of any Subsidiary or any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 1005.  LIMITATIONS ON LIENS.

     The Company agrees that it will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidence of indebtedness for money borrowed ("Debt"), secured by a Mortgage upon any Operating Property, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether owned at the date of this Indenture or hereafter acquired, without effectively providing concurrently that the outstanding Debentures (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Debenture) shall be secured equally and ratably with or, at the option of the Company, prior to such Debt so long as such Debt shall be so secured, unless, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages which would otherwise be subject to such restrictions (other than any Debt secured by Mortgages permitted in Clauses
(1) through (7) of this Section 1005 would not exceed the greater of (i) 15% of Consolidated Net Assets and (ii) $150,000,000; PROVIDED, HOWEVER, that this Section shall not apply to, and there shall be excluded from Debt in any computation under this Section, Debt secured by:

     (1)  Mortgages on property existing at the time of the acquisition thereof;

     (2) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that any such Mortgage does not extend to any property owned by the Company or Restricted Subsidiary immediately prior to such merger, consolidation, sale, lease or disposition;

     (3) Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

     (4)  Mortgages in favor of the Company or a Restricted Subsidiary;

     (5) Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained not later than 365 days after the later of (A) the completion of the acquisition, construction, development or improvement of such property or (B) the placing in operation of such property;

     (6) Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

     (7) Mortgages existing on the date of this Indenture or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the date of this Indenture or referred to in clauses (1) to (3) or (5) of this
Section 1005, provided that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) to (3) or (5) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

     SECTION 1006.  STATEMENT AS TO COMPLIANCE.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after t the date hereof, an Officer's Certificate stating, as to each signer thereof, that to the best of his knowledge, the Company is not in default in the fulfillment of any of its obligations under
Section 1001 to 1005 hereunder, or specifying each such default known to him and the nature and status thereof.

     SECTION 1007.  WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1002 to 1005, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Debentures at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee, in respect of any such covenant or condition shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        NORDSTROM, INC.


                                        ----------------------------------------

[Seal]

Attest:


                                        NORWEST BANK COLORADO,
                                        NATIONAL ASSOCIATION, Trustee


                                        ----------------------------------------

[Seal]

Attest:

STATE OF WASHINGTON      )
                         ) ss.
COUNTY OF KING           )

     On this _______ day of _______________, 1998 before me, ____________ a notary public of the State of Washington, duly commissioned and sworn, personally appeared and, known to me to be a Co-Chairman of the Board of Directors and Secretary, respectively, of NORDSTROM, INC., one of the corporations that executed the within instrument and also known to me to be the persons who executed the within instrument on behalf of such corporation, and they acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the city, county and state aforesaid the day and year in this certificate first above written.

                                        ---------------------------------------
                                                  [Notary Signature]


                                        ---------------------------------------
                                             [Type or Print Name of Notary]

                                        NOTARY PUBLIC for the State of
                                        Washington, residing
                                        at
                                           ------------------------------------

                                        My appointment expires:

                                        ---------------------------------------

STATE OF COLORADO             )
                              )  ss.
CITY AND COUNTY OF DENVER     )

     The foregoing instrument was acknowledged before me this _____ day of ____________, 1998 by ______________________ and ______________________, as
Senior Vice President and Vice President, respectively, of Norwest Bank Colorado, National Association, a national banking association.

     Witness my hand and official seal.



                                        ---------------------------------------
                                        Notary Public for the State of Colorado

My Commission expires:

-----------------------------------